Exhibit 10.10

                      EMPLOYMENT AGREEMENT


          This Agreement is entered into between R&B Falcon Corporation, a Delaware corporation (the "Company"), and Wayne K. Hillin (the "Executive") on the 25th day of March, 1998.

          The Company has determined that it is in its best interests and those of its shareholders to assure that the Company will have the services of the Executive and to provide the Executive with compensation and benefit arrangements which are competitive with those of other corporations.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS;

          1. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the date hereof (the "the Effective Date") and ending on the third anniversary of such date (the "Employment Period"). The Employment Period shall be extended cumulatively, from time to time, one year for each year following the Effective Date that Employee remains employed by the Company or one of its direct or indirect subsidiaries.

          2. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive's position, authority, duties and responsibilities shall be at least commensurate in all material respects with and include status as Senior Vice President and Co-Counsel of the Company, and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office of the Company located in Houston, Texas which is the principal office of the Company.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to
(A)   serve  on  corporate,  civic  or  charitable  boards  or  committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date under his prior employment with Reading & Bates Corporation, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of not less than $225,000 ("Annual Base Salary"), which shall be paid on a monthly basis. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as may be determined by the Board, based on the Executive's performance of his position and responsibilities (to be measured in a fair and objective manner). It may also be decreased by the Board as a part of Company wide salary reduction program applicable to all executives and employees generally as a result of financial losses experienced by the Company. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase (except as provided in this Section 2(b)(i)), and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased or decreased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans that are tax qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), applicable generally to other executives of the Company and its affiliated companies.

               (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company and its affiliated companies.

               (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies.

               (vi) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies.

          3. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) chronic alcoholism or controlled substance abuse, as determined by a doctor mutually acceptable to the Company and the Executive, and continuing failure by the Executive to commence and pursue with due diligence appropriate treatment for same in accordance with such doctor's recommendations;

          (ii) a deliberate act of proven fraud on the part of the Executive having a material adverse impact on the business or consolidated financial condition or results of operations of the Company and its subsidiaries;

         (iii) a deliberate and continuing failure by the Executive to comply with the applicable laws and regulations having a material adverse impact on the business or consolidated financial condition or results of operations of the Company and its subsidiaries; or

          (iv) conviction   of   the  Executive  of  a   criminal   offense
               constituting a felony.

          (c) Good Reason; Window Period. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason or during a Window Period by the Executive without any reason. For purposes of this Agreement, "Window Period" shall mean the period commencing with the date of any Change of Control as defined in Section 9 of this Agreement and expiring 180 days immediately following any Change of Control as defined in Section 9 of this Agreement. For purposes of this Agreement, "Good Reason" shall mean

               (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's, authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such authority, duties or responsibilities (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive);

               (ii) any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 2(a)(i)(B) hereof;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v)   any  failure by the Company to comply with and satisfy
     Section 10 of this Agreement, provided that such successor has received, at least ten days prior to the giving of Notice of Termination by the Executive, written notice from the Company or the Executive of the requirements of Section 10 of the Agreement.

For purposes of this Section 3(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason or without any reason during a Window Period, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's right hereunder.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive during a Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          4.   Obligations of the Company upon Termination.

          (a) Good Reason or during a Window Period; Other than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment either for Good Reason or without any reason during a Window Period:

          (i) the Company shall pay or provide to or in respect of the Executive the aggregate of the following amounts and benefits:

               A. in a lump sum in cash within 30 days after the Date of Termination the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the highest annual bonus paid or accrued for the benefit of Executive during the three year period preceding the Date of Termination and (y) a fraction, the numerator of which is the number of days since the date of the last bonus payment through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred or earned by the Executive (together with any accrued interest or earnings thereon), any unreimbursed expenses and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and
          (3)   shall   be   hereinafter  referred  to  as   the   "Accrued
          Obligation"); and

               B. in a lump sum in cash within 30 days after the Date of Termination the product of multiplying the factor of 3.75 times the sum of the highest Annual Base Salary and the highest annual bonus which has been payable to the Executive within the past three years (including such salary and bonus paid by a previous employer which is a direct subsidiary of the Company as of the date of this Agreement) for one year's service.

          (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the
     Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iii) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other executives and their families on the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other executives of the Company and its affiliated companies and their families (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). [For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies and for purposes of determining Vesting Service (as defined in the Reading & Bates Pension Plan) under the Reading & Bates Pension Plan and the Reading & Bates Benefits Replacement Plan, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.]

          (b)  Death or Disability.

     If Executive's employment is terminated by reason of Executive's death or Disability during the Employment Period such termination shall be treated as a termination for Good Reason and the Company shall pay to Executive, his estate or designated beneficiary (x) the lump sum amount and the benefits set forth in Section 4(a) hereof plus (y) any death benefits to which Executive is otherwise entitled pursuant to the terms of any Welfare Benefit Plan described in Section 2(b)(iii) hereof.

          (c) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than for Accrued Obligations and the timely payment of reimbursement of expenses incurred by Executive under Section 2(b)(v). If the Executive terminates employment during the Employment Period, excluding a termination either for Good Reason or without any reason during a Window Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment of reimbursement of expenses incurred by Executive under Section 2(b)(v). In such case, all Accrued Obligations and reimbursement of expenses shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          5. Non-exclusivity of Rights. Except as provided in Section 4 of this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          6. Full Settlement; Resolution of Disputes. (a) The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the Applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.

          (b) If there shall be any dispute between the Company and the Executive concerning (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or
(ii) in the event of any termination of employment by the Executive, whether Good Reason existed or whether such termination occurred during a Window Period, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith or that the termination by the Executive did not occur during a Window Period, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4(a) hereof as though such termination were by the Company without Cause or by the Executive with Good Reason or during a Window Period; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

          7. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section  7)  (a  "Payment") would be subject to the excise tax  imposed  by
Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen & Co. (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than thirty days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii)  cooperate  with  the  Company  in  good   faith  in  order
     effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section (c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          8. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          9. Change of Control. For the purpose of this Agreement, a "Change of Control" shall be deemed to occur: (a) if any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Executive,
(ii) the Company or any of its subsidiaries or Affiliates (as that term is defined in the Exchange Act), (iii) any Person subject, as of the date of this Agreement or at any prior time, to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the Company or any Affiliate, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the Company in substantially the same proportion as their then ownership of stock of the Company) becomes, after the date of this Agreement, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or (b) if at any time a majority of the members of the board of directors of the Company is comprised of other than Continuing Directors (and for this purpose "Continuing Directors" shall mean members of the board of directors of the Company who were directors as of the date of this Agreement, or who were nominated by a majority of the members of the board of directors of the Company and such majority was comprised only of Continuing Directors at the time of such nomination).

          10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given if by the Executive to the Company by telecopy or facsimile transmission at the telecommunications number set forth below and if by either the Company or the Executive either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          Mr. Wayne K. Hillin
          13414 Sweet Surrender Court
          Houston, Texas  77041


          If to the Company:

          901 Threadneedle, Suite 200
          Houston, Texas 77079
          Attention:  Chief Executive Officer
          Telecommunications Number: (281) 496-0285

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement may be superseded by another written agreement entered into between the Executive and Company on mutually agreeable terms, provided such agreement expressly by its terms supersedes this Agreement. However, an offer by the Company to enter into any such agreement with the Executive shall not constitute an independent basis for the Executive to terminate this Agreement for Good Reason.

          IN   WITNESS  WHEREOF,  the  Executive  has  hereunto   set   the
Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                   ____________________________________
                                   Wayne K. Hillin

                                   R&B FALCON CORPORATION


                                By ____________________________________
                                   Name:   S. A. Webster
                                   Title:  President and Chief Executive
                                           Officer